UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 21, 2006
infoUSA Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-19598 (Commission File Number)	47-0751545 (I.R.S. Employer Identification No.)

5711 South 86th Circle
Omaha, Nebraska	68127
(Address of Principal Executive Offices)	(Zip Code)
(402) 593-4500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On July 21, 2006, infoUSA Inc. (the “Company”) entered into an agreement with Mr. Vinod Gupta pursuant to which Mr. Gupta has agreed that, for a period ending on July 21, 2007, he will not directly or indirectly acquire any additional securities of the Company, except that he may exercise stock options that have been granted to him by the Company. The agreement will cease to apply, however, if (a) the Company announces that it has entered into an agreement with a third party that contemplates a merger, consolidation, sale of substantially all of the assets or business combination involving the Company, or (b) the Company announces that it has entered into an agreement with a third party that contemplates a change of control of the Company by tender offer, exchange offer or otherwise or the Board of Directors of the Company has publicly recommended such a transaction.
A copy of the agreement with Mr. Gupta is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. A copy of the press release announcing the execution of the agreement is furnished as Exhibit 99.1 to this Form 8-K.
ITEM 8.01          OTHER EVENTS.
At its quarterly meeting on July 21, 2006, the Board of Directors of the Company established the position of lead independent director and appointed Bill L. Fairfield to serve in that capacity. The lead independent director will be responsible for coordinating the activities of the independent directors. Mr. Fairfield has been a member of the Company’s Board of Directors since November 2005. He serves on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors, and is the Chairman of the Compensation Committee.
A copy of the press release announcing Mr. Fairfield’s appointment is furnished as Exhibit 99.1 to this Form 8-K.
ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.	The following exhibit is furnished herewith:

	Exhibit 10.1	Agreement dated July 21, 2006 between Vinod Gupta and infoUSA Inc.
	Exhibit 99.1	Press Release dated July 24, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

infoUSA Inc. (Registrant)
Date: July 25, 2006	By:	/s/ STORMY L. DEAN
Stormy L. Dean
Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1	Agreement dated July 21, 2006 between Vinod Gupta and infoUSA Inc.

Exhibit 99.1	Press Release dated July 24, 2006

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